Exhibit 21.1

SUBSIDIARIES OF SANDERS MORRIS HARRIS GROUP INC.

Subsidiary	State of Organization	Percentage Ownership		Names Under Which Subsidiary Does Business

SMH Capital Inc.	Texas	100%		Sanders Morris Harris
				SMH Asset & Wealth Management
				SMH Partners
				Kissinger Financial Services
SMH Capital Advisors, Inc.	Texas	100%		Cummer/Moyers Capital Advisors
Salient Capital Management, LLC	Texas	50%
Select Sports Group Holdings, LLC	Texas	50%
Select Sports Group, Ltd.	Texas	50%
The Edelman Financial Center, LLC	Delaware	51%
Fund II Mgt. Co., LLC	Delaware	99%
SMM Corporate Management, LLC	Delaware	99%
SOF Management, LLC	Delaware	100%
SMH Life Science Management, LLC	Delaware	99%
Signet Healthcare Partners, LLC	Delaware	50%
SMH PEG Management, LLC	Delaware	53.2579%
SMH PEG Management II, LLC	Delaware	51.36%
SMH Colorado, LLC	Delaware	50%
10 Sports Marketing GP, LLC	Delaware	50%
10 Sports Marketing, LP	Delaware	64.95%
PTC GP Management, LLC	Texas	50%
SMH GP LP	Texas	100	%(8)
Environmental Opportunities Fund II, L.P.	Delaware	0.1655	%(1) (*)
Environmental Opportunities Fund II
(Institutional), L.P.	Delaware	0.043	%(1) (*)
Corporate Opportunities Fund, L.P.	Delaware	0.339	%(2) (*)
Corporate Opportunities Fund
(Institutional), L.P.	Delaware	0.0629	%(2) (*)
Life Sciences Opportunity Fund, L.P.	Delaware	16.4811	%(3) (*)
Life Sciences Opportunity Fund
(Institutional), L.P.	Delaware	0.9901	%(3) (*)
Life Sciences Opportunities Fund II, L.P.	Delaware	0.5	%(4) (*)
Life Sciences Opportunities Fund II
(Institutional), L.P.	Delaware	0.5	%(4) (*)
SMH Credit Opportunity Fund, L.P.	Delaware	44.575	%(5) (*)
Edelman Business Services, LLC	Delaware	100	%(6)
Edelman Mortgage Services, LLC	Delaware	100	%(6)
Edelman Financial Services, LLC	Delaware	100	%(6)
Edelman Financial Advisors, LLC	Delaware	10%
Salient Partners, L.P.	Texas	50%
Salient Trust Co., LTA	Texas	100	%(7)
Salient Advisors, L.P.	Texas	100	%(7)
Salient Capital, L.P.	Delaware	100	%(7)
The Endowment Fund GP, L.P.	Delaware	26%
The Endowment Fund Management, LLC	Delaware	26%
The Rikoon Group, LLC	Delaware	75%
The Dickenson Group, LLC	Ohio	50.1%

(1)	By Fund II Mgt. Co., LLC

(2)	By SMM Corporate Management, LLC

(3)	By SMH Life Science Management, LLC

(4)	By Signet Healthcare Partners, LLC

(5)	By SMH GP LP

(6)	By The Edelman Financial Center, LLC

(7)	By Salient Partners, L.P.

(8)	By SMH Capital Advisors, Inc.

(*)	Does not include any investment by the Company as a limited partner.